UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – SEPTEMBER 25, 2010

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

561-989-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Letter of Intent to Acquire Rio Sao Pedro Mineracao LTDA

On September 25, 2010, Ardent Mines Limited (the “Company”) entered into a letter of intent (the “Letter of Intent”) with Rio Sao Pedro Mineracao LTDA (“Rio Sao Pedro”), a Brazilian mining company.  Rio Sao Pedro owns a prospective gold mine, the “Fazenda Lavras,” which is near the Morro do Ouro mine of Kinross Gold Corporation in the city of Paracatu, located in the State of Minas Gerais, Brazil.  The Rio Sao Pedro Fazenda Lavras property covers approximately 211 hectares (approximately 521 acres), with gold mining rights and other mineral rights on a total of 828 hectares (approximately 2,046 acres).  Subject to the closing of the transaction, Rio Sao Pedro will become a wholly owned subsidiary of the Company.

Pursuant to the Letter of Intent, the Company will acquire all of the issued and outstanding equity interests in Rio Sao Pedro from its shareholders (the “Sellers”).  The Company will issue in consideration for the acquisition of Rio Sao Pedro 14,957,650 shares of Company common stock (the “Ardent Shares”).  The Ardent Shares shall represent, as of the date of their issuance to the Sellers, fifty percent (50%) of the issued and outstanding equity shares of the Company.  At the closing of the transaction, the Sellers will be entitled to appoint a representative to the Company’s Board of Directors.

The closing of the transaction is subject to customary closing conditions, including the completion of an independent geology survey, completion of audited financial statements, acquisition of all necessary government approvals to commence gold mining on the property, completion of due diligence satisfactory to the Company in its sole discretion, and execution of detailed final agreements supplementing the terms and conditions of the Letter of Intent, including, without limitation, representations regarding the validity of the assessments of all gold ore reserves, the status of all government licenses and related matters.  The Company will cover and pay for certain of the pre-closing actions and satisfy certain third-party liens on the Fazenda Lavras property.  The Company has agreed to place certain good faith pre-closing funds into escrow.  The parties have also agreed that if the Company’s share price does not reach certain benchmarks within a specified period of time, the Sellers of Rio Pedro Mineracao will have a put right with respect to their shares, pursuant to which they may retake title to their original Rio Sao Pedro Shares.  The parties have agreed to use their best efforts to finalize and sign supplemental detailed agreements as soon as reasonably possible within a target date of ninety days.  Rio Sao Pedro and the Sellers have agreed to definitive exclusivity and not to solicit or negotiate any alternative transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Alberto Riera
	Name:	Leonardo Alberto Riera
	Title:	President

Date: September 28, 2010